SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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CORINTHIAN COLLEGES, INC.

(Name of Registrant as Specified In Its Charter)

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October 14, 2005

Dear Fellow Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2005 Annual Meeting of Stockholders of Corinthian Colleges, Inc. to be held at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707, on November 17, 2005 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will view a presentation by Corinthian’s senior management and vote on the matters set forth in the Notice on the following page. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on November 17, 2005 and urge you to return your proxy card as soon as possible.

Sincerely,

David G. Moore
Chairman of the Board

CORINTHIAN COLLEGES, INC.

6 Hutton Centre Drive, Suite 400

Santa Ana, CA 92707 (714) 427-3000

Notice of Annual Meeting of Stockholders to be held on November 17, 2005

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

The Annual Meeting of Stockholders of Corinthian Colleges, Inc. (the “Company”) will be held at 10:00 a.m., California time, on November 17, 2005, at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707, for the following purposes:

1. To elect two Class I directors to the Company’s Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2008;

2. To approve the amendment and restatement of the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”), which authorizes the issuance of an additional 5,900,000 shares under the 2003 Plan, and certain other amendments described elsewhere herein. If the 2003 Plan is approved by stockholders, the Company’s ability to grant new awards under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan will be terminated in accordance with a resolution passed by the Board of Directors.

3. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending June 30, 2006; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 30, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

David G. Moore Chairman of the Board

Santa Ana, California

October 14, 2005

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the “Company” or “Corinthian”), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., California time, on November 17, 2005, at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about October 14, 2005.

All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect the two-for-one stock splits of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effected in the form of stock dividends in December 2000, May 2002 and March 2004.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on September 30, 2005, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the Record Date, Corinthian had 91,405,031 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies

Beth Wilson and Kenneth S. Ord, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Ms. Wilson and Mr. Ord are both executive officers of Corinthian. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of Corinthian of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

Directors. A plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for directors. A plurality means that the two nominees receiving the largest number of votes cast will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

Amendment and Restatement of the 2003 Performance Award Plan. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to approve the amendment and restatement of the 2003 Plan. A properly executed proxy marked “Abstain” with respect to the approval of the amendment and restatement of the 2003 Plan will not be voted, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will have the same effect as a vote against this proposal.

Ratification of Auditors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian’s independent auditors. A properly executed proxy marked “Abstain” with respect to the proposal to ratify Ernst & Young LLP as the Company’s independent auditor will not be voted, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will have the same effect as a vote against this proposal.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

Quorum and Broker Non-Votes

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares entitled to vote that are issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated that it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Summary Annual Report to Stockholders

Corinthian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 contains financial and other information pertaining to Corinthian and is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Corinthian’s Board of Directors is currently comprised of eight members. Corinthian’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members hold office by dividing the members into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. At the Annual Meeting, two Class I directors will be elected, each for a term of three years expiring at Corinthian’s Annual Meeting of Stockholders in 2008. Both of the nominees, Alice T. Kane and Terry O. Hartshorn, are presently serving as directors of Corinthian. Alice T. Kane was appointed to the Board of Directors on July 12, 2005, and Terry Hartshorn was appointed to the Board of Directors on September 21, 2005. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See “Nominees” below.

Loyal Wilson, who has also served as a Class I member of the Board of Directors since the Company’s inception in 1995, informed the Company more than a year ago that he would retire from the Board when his current term expires immediately prior to the Annual Meeting in November 2005. Mr. Wilson was one of the Company’s original directors and has served the Company and its stockholders with distinction during his ten years of service. Mr. Wilson has been a Managing General Partner of Primus Venture Partners since 1983 and a Managing Director of Primus Venture Partners, Inc. since 1993. Primus Venture Partners, Inc. was the sole general partner of one of the Company’s original venture capital investors in 1995. The Board has unanimously approved a reduction in the number of Class I board seats from three to two immediately upon Mr. Wilson’s retirement at the expiration of his current term immediately prior to the Annual Meeting of Stockholders in November 2005.

Michael Berry, previously a Class I director, resigned from the Board of Directors effective September 18, 2005. Terry Hartshorn was appointed to replace Mr. Berry as a Class I director on September 21, 2005.

The five remaining directors whose terms of office do not expire in 2005 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or they retire or resign from the Board. See “Other Directors” below. If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

Alice T. Kane, age 57, was appointed to the Board of Directors on July 12, 2005. She has been named to serve on the Audit and the Compensation Committees of the Board of Directors of the Company. Ms. Kane has more than 30 years of experience in the financial services industry. She began her career at New York Life Insurance Company in 1972, where she ultimately served as executive vice president of its $40 billion asset management business and as a member of the executive management committee. She also served as executive vice president and general counsel of New York Life from 1986 to 1995. After leaving New York Life in 1998, Ms. Kane joined American General Financial Group, where she served as chairman and president of three mutual fund and variable annuity businesses with combined assets of over $30 billion. In 2002, Ms. Kane became chairman of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Most recently, she founded Q-Cubed Alternative Advisor LLC, a hedge fund, where she has been its chair and managing director since September 2004. Ms. Kane is also a director of Guess?, Inc.

Terry O. Hartshorn, age 60, was appointed to the Board of Directors on September 21, 2005, and is a member of the Audit Committee of the Company’s Board of Directors. Mr. Hartshorn has been a member of the Board of Directors of PacifiCare Health Systems, Inc. since March 1985 and was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of PacifiCare from 1976 to April 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS.

Class II Directors Continuing in Office until the 2006 Annual Meeting

Paul R. St. Pierre, age 60, is one of the founders of Corinthian, and served as Corinthian’s Executive Vice President, Marketing & Admissions until his retirement in June 2003. Mr. St. Pierre has been a member of the Board of Directors since the Company’s inception in July 1995, and was elected Vice Chairman of the Board of Directors in January 2003. Prior to the Company’s founding in 1995, he was employed by a subsidiary of National Education Corporation (“NEC”) from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice President, Marketing & Admissions for NEC.

Linda Arey Skladany, Esq., age 60, became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. She is a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board. Ms. Skladany retired in April 2003 from her position as Senior Associate Commissioner, the Office of External Relations at the United States Food and Drug Administration, a position she had held since June 2002. Prior to that time, she was Vice

President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002. Ms. Skladany has previously served a four-year term on the Board of Visitors of the College of William and Mary.

Class III Directors Continuing in Office until the 2007 Annual Meeting

David G. Moore, age 67, is one of the founders of Corinthian and is currently the Chairman of the Board, a position he has held since August 2001. Mr. Moore has served as a member of the Board of Directors since the Company’s inception in July 1995, and served as the Company’s Chief Executive Officer from July 1995 to November 2004. In addition, he served as the Company’s President from its inception until October 2002. Immediately prior to forming the Company, he was President of a subsidiary of NEC. From 1992 to 1994, Mr. Moore served as President of DeVry Institute of Technology in Los Angeles, where he developed DeVry’s West Coast growth strategy. Mr. Moore served a distinguished career in the U.S. Army, retiring at the rank of Colonel.

Jack D. Massimino, age 56, is the Company’s President and Chief Executive Officer, a position he has held since November 2004. He became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly traded physician practice management company from 1995 through late 1997. Prior to his association with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly-traded HMO, with revenues of approximately $4 billion at the time of his service. Mr. Massimino has served on several boards, including Talbert Medical Management Corporation, FHP, Inc., Texas Health Plans, Great States Insurance Company, Art Institute of Southern California, Thunderbird World Business Advisory Council and the Orange County Business Committee for the Arts.

Hank Adler, age 59, has served on the Board of Directors since August 24, 2004. He is a member of the Board’s Audit Committee and the Nominating and Corporate Governance Committee. Mr. Adler is currently an assistant professor of accounting at Chapman University. He was previously a partner with Deloitte & Touche, LLP, from which he retired in 2003 after 30 years with that firm. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler is a board member of Hoag Hospital Memorial Presbyterian and KBS REIT. In the 1990s, Mr. served on the board of trustees and as president of the Irvine Unified School District.

Director Compensation

Each non-employee director is paid an annual fee of $25,000 for his or her services as a director, and $1,500 for each Board of Directors meeting attended. Each member of the Compensation Committee (other than the Chairperson) receives $1,500 for each Compensation Committee meeting attended; the Chairperson of the Compensation Committee receives $4,000 for each Compensation Committee meeting attended. Each member of the Audit Committee (other than the Chairperson) receives $2,000 for each Audit Committee meeting attended; the Chairperson of the Audit Committee receives $5,000 for each Audit Committee meeting attended. Each member of the Nominating and Corporate Governance Committee (other than the Chairperson) receives $1,500 for each Nominating and Corporate Governance Committee meeting attended; the Chairperson of the Nominating and Corporate Governance Committee receives $3,000 for each Nominating and Corporate Governance Committee meeting attended. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings. New non-employee directors elected or appointed at any time other than at the August Board meeting will receive an initial pro-rated stock option grant in an amount equal to the product of (i) the percentage of the year remaining until the next regularly scheduled August Board meeting, and (ii) 12,000. Each non-employee director of the company automatically receives an annual grant of 12,000 options at the August meeting of the Board. These stock options are granted at the then-current market price, and vest immediately but are not exercisable until the one-year anniversary of the grant date.

Attendance At Meetings

The Board of Directors met in person or conducted telephonic meetings a total of eight times during fiscal year 2005. During that same period, the Board acted five times by unanimous written consent. Each director attended more than 75% of all Board meetings and applicable Committee meetings held during the fiscal year.

Board members are encouraged to attend the Annual Meeting of stockholders. All Board members who were on the Board of Directors as of last year’s Annual Meeting of Stockholders attended the meeting. In addition, regular executive sessions of non-employee directors are held at least twice during each fiscal year.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors has determined that Mr. Wilson, Mr. Adler, Ms. Skladany, Ms. Kane and Mr. Hartshorn are “independent” under applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment. These directors are the only directors who serve on committees of the Board.

Audit Committee. The Audit Committee is currently comprised of Mr. Adler, Mr. Wilson, Ms. Kane and Mr. Hartshorn, each of whom is an “independent director” as defined in the Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each of Messrs. Wilson, Adler and Hartshorn and Ms. Kane is an “audit committee financial expert,” as such term is defined in Regulation S-K, Item 401(h) promulgated under the Securities Exchange Act of 1934, as amended. Mr. Wilson is scheduled to retire coincident with the expiration of his term on the Board at the 2005 Annual Meeting of Stockholders. Prior to July 2005, the members of the Audit Committee were Mr. Adler, Mr. Berry and Mr. Wilson. In July 2005, Ms. Kane was appointed to the Audit Committee; in September 2005, Mr. Hartshorn was appointed to the Audit Committee; and in September 2005, Mr. Berry resigned from the Board. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which was attached to the Proxy Statement for the annual meeting of stockholders held in November 2003. A copy of the Charter can also be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, consulting with the Company’s independent auditors and retaining the Company’s independent auditors. The Audit Committee met six times during the fiscal year ended June 30, 2005. Each member of the Audit Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person.

Compensation Committee. The Compensation Committee is currently comprised of Mr. Wilson, Ms. Skladany and Ms. Kane. Prior to July 2005, the members of the Compensation Committee were Mr. Wilson, Ms. Skladany and Mr. Berry. In July, 2005, Ms. Kane was appointed to the Compensation Committee; in September 2005, Mr. Berry resigned from the Board. The Compensation Committee has the authority to supervise all of the matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, and all other matters relating to executive compensation. The Compensation Committee also administers the Company’s 1998 Performance Award Plan, as amended, the 2003 Plan, the Company’s 2004 New-Hire Award Plan and the Company’s Employee Stock Purchase Plan. The Compensation Committee met eight times during the fiscal year ended June 30, 2005. Each member of the Compensation Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person. During that same period, the Compensation Committee acted three times by unanimous written consent. The Board of Directors expects to meet immediately prior to the Annual Meeting of Stockholders in November 2005 to reconstitute the membership of the Compensation Committee following Mr. Wilson’s planned retirement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board currently has three members: Ms. Skladany, Mr. Wilson and Mr. Adler, each of whom is an “independent director” as defined in applicable Nasdaq rules. Prior to his resignation from the Board in September 2005, Mr. Berry was also a member. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website at www.cci.edu under the heading “Investor Relations”. The Nominating Committee’s functions include identifying qualified individuals to become Board members, determining the composition of the Board of Directors and its committees, monitoring a process to assess Board effectiveness and reviewing director compensation. The Nominating Committee met four times during the fiscal year ended June 30, 2005. Each member of the Nominating Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person. During that same period, the Nominating Committee acted one time by unanimous written consent. The Board of Directors expects to meet immediately prior to the Annual Meeting of Stockholders in November 2005 to reconstitute the membership of the Nominating Committee following Mr. Wilson’s planned retirement.

In its assessment of potential board member candidates, the Nominating Committee will review the nominees’ experience and independence, the current needs of the Board, and such other factors as the Committee may determine are pertinent in light of the needs of the Board at the time. The Committee will also take into account the ability of a person to devote the time and effort necessary to fulfill his or her responsibilities. Nominees may be suggested to the Committee by other directors, members of management, as well as by Company stockholders. The Committee also has authority to engage third party consultants to help identify or evaluate potential director nominees. In considering nominees to the Board, the Nominating Committee shall select individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment to be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board. The Nominating Committee’s evaluation does not vary based on whether or not a candidate is recommended by a stockholder. In order to provide the Nominating Committee time to evaluate candidates prior to submission to the stockholders for vote at the 2006 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company’s corporate office no later than the close of business on June 15, 2006. The recommendation must contain the following: the name, residence and business address of the nominating stockholder; a representation that the stockholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held; information regarding each nominee which would be required to be included in a proxy statement, including a statement of qualifications of the recommended person; a description of any arrangements or understandings between and among the stockholder and each nominee; and the written consent of each nominee to serve as a director, if elected.

Neither of the nominees for election to the Board this year have been previously elected by the stockholders to serve as directors. One of the nominees, Alice Kane, was appointed to the Board of Directors by unanimous vote of the Board on July 12, 2005; the other nominee, Terry Hartshorn, was appointed to the Board of Directors by unanimous vote of the Board on September 21, 2005. The Nominating Committee retained a leading professional search firm, SpencerStuart, to help identify, evaluate and review potential nominees, and such firm recommended the appointment of Ms. Kane and Mr. Hartshorn. Members of the Board and certain members of management also met with Ms. Kane and Mr. Hartshorn prior to their respective appointments to the Board.

Shareholder Communications

Any stockholder wishing to communicate with the Board, or any individual director, may write to the Board of Directors or such individual director, as applicable, c/o the Corporate Secretary of the Company, at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707. The Corporate Secretary will forward these communications directly to the individual director specified, or if none, to the Chairman of the Board.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Corinthian employees, including the Company’s principal financial officers, which meets the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. A copy of the code can be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu.

Lawsuits

From July 8, 2004 through August 31, 2004, various putative class action lawsuits were filed in the United States District Court for the Central District of California by certain alleged purchasers of our common stock against the Company and certain of its current and former executive officers, David Moore, Dennis Beal, Paul St. Pierre and Anthony Digiovanni. The cases purportedly are brought on behalf of all persons who acquired shares of the Company’s common stock during a specified class period from August 27, 2003 through either June 23, 2004 or July 30, 2004, depending on the complaint. The complaints allege that, in violation of Section 10(b) of the Securities Exchange Act of 1934 (the “Act”) and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission (the “Commission”), the defendants made certain material misrepresentations and failed to disclose certain material facts about the condition of the Company’s business and prospects during the putative class period, causing the plaintiffs to purchase the Company’s common stock at artificially inflated prices. The plaintiffs further claim that Messrs. Moore, Beal, St. Pierre and Digiovanni are liable under Section 20(a) of the Act. The plaintiffs seek unspecified amounts in damages, interest, and costs, as well as other relief. On November 5, 2004, a lead plaintiff was chosen and these cases are now consolidated into one action. A consolidated and amended complaint was filed in February 2005. On September 6, 2005, the court granted the Company’s motion to dismiss, without prejudice. On October 3, 2005, the lead plaintiff filed a second consolidated amended complaint. The Company intends to continue vigorously defending itself and its current and former officers in this matter.

Between July 21, 2004 and July 23, 2004, two derivative actions captioned Collet, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al. and Davila, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., were filed in the Orange County California Superior Court against David Moore, Dennis Beal, Dennis Devereux, Beth Wilson, Mary Barry, Stan Mortensen, Bruce Deyong, Loyal Wilson, Jack Massimino, Linda Skladany, Paul St. Pierre, Michael Berry, and Anthony Digiovanni and the Company as a nominal defendant. Each individual defendant is one of the Company’s current or former officers and/or directors. The lawsuits allege breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, and violations of the California corporations’ code, essentially based on the same allegations of conduct complained of in the foregoing securities class action complaints. The Collet and Davila cases have now been consolidated into one action, and a consolidated complaint has been filed. The Company believes the consolidated complaint is without merit and intends to vigorously defend the Company’s directors and current and former executive officers against the allegations. This consolidated action has been stayed by the court pending a decision on the Company’s motion to dismiss in the federal securities action.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires Corinthian’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of Corinthian’s equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms it has received, Corinthian believes that during fiscal 2005 all Section 16 filing’s applicable to its officers, directors and 10% beneficial owners were timely made by such persons, except that the Company failed to file a Form 4 on behalf of Mr. Massimino within 2 days of the date of a grant of stock options and restricted stock units to him in November 2004 as required by SEC Release No. 34-46421, adopted on August 29, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides information concerning the annual and long-term compensation for services in all capacities to Corinthian for the fiscal years ended June 30, 2005, June 30, 2004 and June 30, 2003 for our chief executive officer and our next five most highly compensated executive officers (collectively, the “Named Executive Officers”).

	Fiscal Year	Annual Compensation					Long-Term Compensation			All Other Compensation (10)($)
Name and Principal Position		Salary ($)	Bonus ($)		Other Annual Compensation($)		Restricted Stock Unit Awards ($)(7)	Securities Underlying Options(8)(#)
Jack D. Massimino(1) President and Chief Executive Officer	2005	350,768	-0-		*		932,500	362,000	(9)	-0-

David G. Moore(2) Chairman of the Board	2005 2004 2003	650,000 575,000 450,000	-0- -0- 657,000		* * *		113,700	70,000 150,000 150,000		8,400 9,910 9,253

Beth Wilson Executive Vice President, Operations	2005 2004 2003	360,000 325,000 270,000	75,000 36,595 393,660		* * *		113,700	70,000 150,000 150,000		8,787 9,903 8,267

Mary Barry Executive Vice President, Academic Affairs	2005 2004 2003	275,000 250,000 195,000	50,000 15,000 201,660		* * *		113,700	70,000 150,000 70,000		8,106 7,875 5,848

Mark Pelesh(3) Executive Vice President, Legislative & Regulatory Affairs	2005 2004	275,000 200,961	50,000 50,000		* *		113,700	98,438 60,000		7,923 -0-

William Buchanan(4) Executive Vice President, Marketing	2005	223,000	125,000	(5)	257,711	(6)	71,063	73,750		-0-

*	All Named Executive Officers receive car allowances, reimbursement of certain medical expenses not generally available to other Company employees, and other perquisites. Except where specifically noted, amounts do not exceed reporting thresholds for perquisites and other personal benefits as set by the Commission.
(1)	Mr. Massimino was hired as the Company’s President and Chief Executive Officer effective as of November 17, 2004, and, hence, worked for the Company for only a portion of fiscal 2005.
(2)	Mr. Moore stepped down as the Company’s Chief Executive Officer effective as of November 17, 2004.
(3)	Mr. Pelesh was hired as the Company’s Executive Vice President, Legislative & Regulatory Affairs effective September 2, 2003, and, hence, worked for the Company for only a portion of fiscal 2004.
(4)	Mr. Buchanan was hired as the Company’s Executive Vice President, Marketing effective July 15, 2004, and, hence, worked for the Company for only a portion of fiscal 2005.
(5)	Includes a one-time sign-on bonus paid upon Mr. Buchanan’s hiring in the amount of $50,000, and a bonus paid with respect to the Company’s fiscal year 2005 in the amount of $75,000.
(6)	Consists of reimbursement for relocation costs associated with Mr. Buchanan’s move to Southern California, gross-up to offset additional taxes associated with such amounts, and an auto allowance.
(7)

Amounts shown represent the dollar value of the grant of restricted stock unit awards based on the value of the Company’s common stock on the date of grant. All grants of restricted stock units vest 25% per year on each of the first four anniversaries of the grant date and were made under the Company’s 2003 Plan or the 2004 New-Hire Award Plan. On November 17, 2004, Mr. Massimino received a grant of 50,000 restricted stock units. The dollar value shown above with respect to Mr. Massimino is based upon the closing price of the Company’s common stock ($18.65) on November 17, 2004. On August 31, 2004, Mr. Moore, Ms. Wilson, Ms. Barry and Mr. Pelesh each received a grant of 10,000 restricted stock units and Mr. Buchanan received a grant of 6,250 restricted stock units. The dollar values shown above with respect to the grant of restricted stock units to each of such Named Executive Officers is based upon the closing price of the Company’s common stock ($11.37) on August 31, 2004. As of June 30, 2005, the aggregate number of shares of restricted stock held by the Named Executive Officers, and the dollar value of such shares, was as follows: Mr. Massimino, 50,000 shares ($638,500); Mr. Moore, 10,000 shares ($127,700); Ms. Wilson, 10,000 shares ($127,700); Ms. Barry, 10,000 shares ($127,700); Mr. Pelesh, 10,000 shares ($127,700); and Mr. Buchanan, 6,250 shares ($79,813). The dollar values are based upon the closing price of the Company’s common stock ($12.77) on June 30, 2005.

(8)	All option amounts have been adjusted to reflect the Company’s 2-for-1 stock split effected in the form of a stock dividend in March 2004.
(9)	Mr. Massimino received two separate option grants during the fiscal year ended June 30, 2005; one on August 31, 2004 for 12,000 shares with respect to his service at such time as a non-employee director of the Company, and another for 350,000 shares on November 17, 2004 when he was hired as the Company’s President and Chief Executive Officer.
(10)	Consists of the Company’s matching contribution to the employees’ 401(k) Plan. The 401(k) matching benefit is available to all Company employees who have completed at least one year of service with the Company and are otherwise eligible on a 100% matching basis up to 2% of each employee’s eligible annual salary contributed to the 401(k) Plan and on a 50% matching basis up to the next 4% of each employee’s eligible annual salary contributed to the 401(k) Plan.

OPTION GRANTS DURING FISCAL YEAR 2005

The following table sets forth information regarding options to purchase Common Stock granted during the year ended June 30, 2005 to each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

Name	Number of Securities Underlying Options Granted(#)(3)	% of Total Options Granted to Employees in Fiscal Year(%)	Exercise or Base Price per Share($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
					5%	10%
Jack D. Massimino(1)	12,000	0.50	11.37	8/31/14	85,807	217,444
	350,000	14.63	18.65	11/17/14	4,105,145	10,402,876
David G. Moore	70,000	2.93	11.37	8/31/14	500,542	1,268,426
Beth Wilson	70,000	2.93	11.37	8/31/14	500,542	1,268,426
Mary Barry	70,000	2.93	11.37	8/31/14	500,542	1,268,426
Mark Pelesh	98,438	4.11	11.37	8/31/14	703,890	1,783,733
William Buchanan(2)	30,000	1.25	23.98	7/15/14	452,431	1,146,508
	43,750	1.83	11.37	8/31/14	312,838	792,766

(1)	Mr. Massimino received two separate option grants during the fiscal year ended June 30, 2005; one on August 31, 2004 for 12,000 shares with respect to his service at such time as a non-employee director of the Company, and another for 350,000 shares on November 17, 2004 when he was hired as the Company’s President and Chief Executive Officer. Each of such grants is listed separately in the table above.
(2)	Mr. Buchanan received two separate option grants during the fiscal year ended June 30, 2005; one on July 15, 2004 for 30,000 shares when he was hired as the Company’s Executive Vice President, Marketing, and one on August 31, 2004 for 43,750 shares. Each of such grants is listed separately in the table above.
(3)	Each option vests 25% per year on each of the first four anniversaries of the grant date and expires on the tenth anniversary of the grant date, with the exception of Mr. Massimino’s August 31, 2004 grant with respect to his service as a non-employee director of the Company, which vested immediately upon grant but was not exercisable until the first anniversary of the grant date.
(4)

The potential realizable values are based on an assumption that the stock price of the Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Commission and do not reflect an estimate of future stock price growth of the shares of the Common Stock.

OPTION EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION VALUES

The following table contains information regarding options exercised by the Named Executive Officers and their unexercised options as of June 30, 2005.

Name	Shares Acquired on Exercise(#)(1)	Value Realized($)(2)	Number of Shares Underlying Unexercised Options as of June 30, 2005(#)(1) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options as of June 30, 2005($)(3) Exercisable/Unexercisable
Jack D. Massimino	-0-	-0-	40,000/362,000	-0-/16,800
David G. Moore	-0-	-0-	986,044/332,500	6,309,778/584,000
Beth Wilson	14,476	239,216	200,000/332,500	794,400/584,000
Mary Barry	48,476	678,526	75,000/237,500	106,800/227,600
Mark Pelesh	-0-	-0-	15,000/143,438	-0-/137,813
William Buchanan	-0-	-0-	-0-/73,750	-0-/61,250

(1)	All share amounts have been adjusted to reflect the Company’s stock splits in December 2000, May 2002 and March 2004.
(2)	Value realized represents the difference between the market value on the date the shares were acquired and the exercise price for the shares.
(3)	Based on the closing sale price of the Common Stock on June 30, 2005 ($12.77), the last trading day of the Company’s fiscal year on the NASDAQ National Market, less the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Wilson, Ms. Skladany and Ms. Kane. Prior to July 2005, the members of the Compensation Committee were Mr. Wilson, Ms. Skladany and Mr. Berry. In July, 2005, Ms. Kane was appointed to the Compensation Committee; in September 2005, Mr. Berry resigned from the Board. None of such persons is or has ever been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves or has served as a member of the Compensation Committee or board of directors of any entity that employs or has employed any member or former member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is comprised entirely of non-employee directors and determines the nature and amount of all compensation for the Company’s executive officers, including the Named Executive Officers, and certain other senior officers of the Company. Each member of the committee is “independent” as defined under the listing standards of The Nasdaq Stock Market, Inc. The Compensation Committee also administers the Company’s equity compensation plans, including the 2003 Plan and the 2004 New-Hire Award Plan. The Committee engages independent compensation consultants and legal counsel as it deems necessary to accomplish its work. In the end of fiscal 2005, the Committee retained the services of an independent compensation consulting firm to evaluate the Company’s equity compensation plans and its compensation arrangements for executive officers and other senior officers of the Company. The compensation for the Company’s officers during fiscal 2006 will reflect many of the recommendations of that compensation consulting firm.

The objectives of the Board of Directors in determining the levels and components of executive compensation are to (i) attract, motivate and retain talented and dedicated executive officers, (ii) provide executive officers with both cash and equity incentives to further the interests of Corinthian and its stockholders, and (iii) compensate executive officers at levels comparable to those of executive officers at other comparable companies.

Generally, the compensation of all executive officers is composed of:

•	a base salary,

•	bonuses,

•	perquisites, and

•	periodic grants of equity compensation.

The Compensation Committee believes that these components offer the executive officers competitive compensation, while aligning their interests with those of the Company’s stockholders. Through the use of equity compensation and annual bonuses, executive officers are rewarded for their improvement of the Company’s performance. The Compensation Committee currently intends, to the extent consistent with the above objectives, for all base salary and bonus compensation paid to the Named Executive Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, although the Committee retains the discretion to provide compensation that may not be deductible under Section 162(m) under certain circumstances.

Base Salaries. In determining the base salaries of the Named Executive Officers in fiscal 2005, the Board of Directors considered the performance of each executive in past years, the nature of the executive’s responsibilities, the salary levels of executives at comparable publicly held companies and Corinthian’s general compensation practices. Additionally, in July 2005, the Compensation Committee approved base salary increases of approximately four percent to each of the Named Executive Officers, based, in part, on recommendations from the independent compensation consulting firm retained by the committee.

Bonuses. Bonus plans for executive officers of the Company, including the Named Executive Officers, are tied to achievement of specified goals by the Company or the area of operational responsibility for the particular officer. The performance objectives in fiscal 2005 for the Named Executive Officers, as well as for other senior officers of the Company, were primarily based on revenue and earnings per share (“EPS”) targets for the Company established during the Company’s budget process for fiscal 2005. During fiscal 2005, the Company did not achieve the minimum amount of EPS for any bonuses to be paid under the bonus agreements. Accordingly, Mr. Moore, Chairman of the Board, and Mr. Massimino, Chief Executive Officer of the Company, did not receive annual performance bonuses for fiscal 2005. However, Messrs. Moore and Massimino recommended to the Compensation Committee that certain other senior officers, including the other Named Executive Officers, be paid discretionary bonuses of amounts not exceeding $75,000 with respect to fiscal 2005. Messrs. Moore and Massimino made such recommendation based on several factors, including (i) the fact that the Company’s officers had received little or no bonus in the prior fiscal year, (ii) many officers had been hired relatively recently to help the Company improve its operations, and (iii) their concern that, without bonuses for two consecutive years, overall compensation for officers might be insufficient to retain such officers in a highly competitive employment market. Following deliberations and a review of data provided by the Company’s independent compensation consultant, the Compensation Committee accepted the recommendations of Messrs. Moore and Massimino.

Equity Compensation. Periodically, the Compensation Committee has granted, and expects in the future to grant, stock options, restricted stock units (“RSUs”) and other forms of equity compensation to executive officers and other key employees of the Company in order to provide a long-term incentive. The value of such equity compensation grants is directly tied to the performance of the Company’s Common Stock. Stock options, in particular, provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market value of the Common Stock on the date of grant. In general, the options and RSUs vest in equal annual installments over a four-year period beginning one year after the date of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option and RSU grants to executives and other key employees, the Compensation Committee considers a number of factors, including the performance of such persons, the responsibilities and the relative position of such persons within the Company, a review of the compensation of executives and key employees in comparable companies and a review of the number of stock options each such person currently possesses.

Compensation of the Chief Executive Officer. Mr. Massimino was retained in November 2004 to serve as the Company’s Chief Executive Officer. In connection with Mr. Massimino’s retention, the Compensation Committee retained the services of an independent compensation consultant to provide advice to the Committee about the nature and amount of appropriate compensation for an incoming Chief Executive Officer. Taking into account the recommendations of such consultant, Mr. Massimino’s initial base salary was set at $600,000. He was also granted options to purchase 350,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the Company’s common stock as of the date of his hire, and 50,000 RSUs; both the options and the RSUs vest in equal annual installments of 25% per year on each of the first four anniversaries of the grant date. Mr. Massimino’s bonus plan for fiscal 2005 was substantially similar to that of the other senior executive officers of the Company, including the Company’s Chairman of the Board and outgoing Chief Executive Officer. Based on the Company’s performance against the targets set in such bonus plan, Mr. Massimino did not receive a bonus payment with respect to fiscal 2005. The Compensation Committee believes Mr. Massimino’s overall compensation package for fiscal year 2005 was generally competitive with the compensation packages for chief executive officers of companies of our size, structure, complexity and geographic location.

The Compensation Committee believes that the executive compensation policies described in this report are in the best interests of the Company and its stockholders. The various compensation mechanisms maintain an appropriate balance between motivating the achievement of short-term goals and long-term success. The Compensation Committee will continue to monitor the overall effectiveness of the compensation program to accomplish the goals set forth above.

THE COMPENSATION COMMITTEE

Loyal Wilson (Chairman) Linda Arey Skladany Alice Kane

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are “independent directors” as defined in Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as Appendix A to the Proxy Statement for the Annual Meeting of Stockholders in November 2003. The Audit Committee held six meetings during fiscal year 2005.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and establishing and reviewing the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During the 2005 fiscal year, the Audit Committee met and held discussions with management and the Company’s independent accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2005 with management and Ernst & Young LLP.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2005 with the Company’s management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” Ernst & Young LLP also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Committee discussed with Ernst & Young LLP that firm’s independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.

Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, as described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for filing with the SEC for the year ended June 30, 2005.

THE AUDIT COMMITTEE

Hank Adler (Chairman) Loyal Wilson Alice Kane (1) Terry Hartshorn (1)

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

(1)	Ms. Kane and Mr. Hartshorn were not members of the Audit Committee during fiscal 2005, but have joined the Committee subsequent to such time. Michael Berry was a member of the Audit Committee during fiscal 2005, but resigned from the Board prior to the preparation of this report.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2005 and June 30, 2004, the review of the Company’s quarterly reports on Form 10-Qs, and other regulatory filings for such fiscal years were approximately $3,964,889 and $533,000, respectively.

Audit-Related Fees

The aggregate fees for services rendered by Ernst & Young LLP for audit-related services in the Company’s fiscal years ended June 30, 2005 and June 30, 2004 were approximately $143,150 and $228,000, respectively. Audit-related services principally include consultations in connection with lease and externship accounting, due diligence in connection with acquisitions, accounting and tax consultations in connection with proposed or consummated acquisitions, communication with the Commission and assistance with the Section 404 attestation under the Sarbanes-Oxley Act of 2002.

Tax Fees

The aggregate fees for services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning in the Company’s fiscal years ended June 30, 2005 and June 30, 2004 were approximately $434,081 and $440,000, respectively. Tax services principally include the preparation of the Company’s domestic and foreign income tax returns as well as state tax planning advice.

All Other Fees

Ernst & Young LLP did not render any services to the Company other than those set forth above in the Company’s fiscal years ended June 30, 2005 and June 30, 2004.

PRE-APPROVAL POLICIES AND PROCEDURES

The Board of Directors has adopted an Audit Committee Charter that requires the Audit Committee to retain, on behalf of the Company, any registered accounting firm employed by the Company, considering, among other matters, such firm’s independence and effectiveness, and to approve the fees and other compensation to be paid to such accounting firm. In addition, the Audit Committee Charter requires the Audit Committee to review, in advance, any non-audit services proposed to be performed by the Company’s independent auditors.

Accordingly, the independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Additionally, the independent auditors may not provide any of the services prohibited by the Sarbanes-Oxley Act of 2002 and may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. The Audit Committee has delegated to its chairman, within certain thresholds, the right to approve certain non-audit services between regularly scheduled meetings of the Audit Committee. One hundred percent (100%) of the services performed by Ernst & Young LLP during fiscal 2005 described under the captions “Audit-Related Fees” and “Tax Fees” above were approved in advance by the Audit Committee. None of the hours expended by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2005 were expended by persons other than the principal accountant’s full-time, permanent employees.

EMPLOYMENT AGREEMENTS

The Company has employment agreements (the “Employment Agreements”) with Mr. Massimino (executed in November 2004), Mr. Moore (executed in November 2001), Ms. Wilson (executed in November 2001), Ms. Barry (executed in November 2001), Mr. Pelesh (executed in August 2005) and Mr. Buchanan (executed in August 2005). The Employment Agreements had initial terms of two years. The terms of each Employment Agreement are, and have been, automatically extended for an additional year on the first anniversary of the effective date of each agreement and on each subsequent anniversary date, unless either the Company or the executive gives a termination notice to the other party at least one (1) year prior to the expiration date of the then-current term. The maximum term of the Employment Agreements, even with the automatic extensions, is five (5) years.

The Employment Agreements provide for the payment of annual base salaries of no less than that in effect for the particular Named Executive Officer as of the date of execution of the applicable Employment Agreement with such officer. The amount of these base salaries are required to be reviewed annually by the Compensation Committee. The base salary of each such executive in effect from time to time can only be reduced involuntarily by the Company to the extent such reduction is made equally to all employees of a substantially equal level or position. In addition, the Employment Agreements provide the Named Executive Officers with vacation benefits of no less than three weeks per year. If the Company terminates any such executive’s employment without cause, or if such officer terminates his or her employment under certain circumstances set forth in the Employment Agreement, then such officer is entitled to a lump sum payment equal to, in the case of Mr. Massimino, Ms. Wilson, Ms. Barry, Mr. Pelesh, and Mr. Buchanan, the sum of (A) one times (1x) the value of the Named Executive Officer’s base salary for the most recent twelve (12) month period prior to the date of such termination, plus (B) one times (1x) the average annual bonus paid or payable under any bonus plan or agreement between the Company and such employee for the most recent two (2) full fiscal years. If the Company terminates Mr. Moore’s employment without cause, or if Mr. Moore terminates his own employment under certain circumstances set forth in the Employment Agreement, then Mr. Moore is be entitled to a lump sum payment equal to, the sum of (A) two times (2x) the value of Mr. Moore’s base salary for the most recent twelve (12) month period prior to the date of such termination, plus (B) two times (2x) the average annual bonus paid or payable under any bonus plan or agreement between the Company and Mr. Moore for the most recent two (2) full fiscal years.

In the event of a change-in-control of the Company (as defined in the Employment Agreements), upon the termination or resignation of any Named Executive Officer, he or she would be entitled to receive a lump sum payment equal to the sum of (A) two times (2x) the value of his or her base salary for the most recent twelve (12) month period prior to the date of such termination or resignation, plus (B) two times (2x) the average annual bonus paid or payable under any bonus plan or agreement between the Company and such Named Executive Officer for the most recent two (2) full fiscal years. In the case of Mr. Massimino, Ms. Wilson, Ms. Barry, Mr. Pelesh, and Mr. Buchanan, if such payment results in the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then such Named Executive Officer’s payment would either be (a) the full payment amount, or (b) such lesser amount that would result in no portion of such payment being subject to such excise tax, whichever of the foregoing amounts results in the receipt by such person, on an after-tax basis, of the greatest amount of such payment. In the case of Mr. Moore, if such payment results in the imposition of excise taxes under Section 4999 of the Code, Mr. Moore would be entitled to receive an additional payment so that, after payment by Mr. Moore of all applicable excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed.

The Company has also entered into Executive Bonus Agreements (the “Executive Bonus Agreements”) with each of the Named Executive Officers which set forth the bonus targets for each executive and the performance criteria upon which each executive’s bonus will be based. The performance criteria includes operating profit for the Company as well as measures based on student attrition, student placement, student satisfaction, employee turnover and compliance. Each Named Executive Officer’s bonus is a percentage of such executive’s base salary, and has been determined by the Compensation Committee of the Board of Directors for each executive. Mr. Moore’s target bonus is 137.5% of his base salary and Mr. Massimino’s target bonus is 112.5% of his base salary. Other than Messrs. Moore and Massimino, each of the Named Executive Officers has a target bonus equal to 87.5% of his or her respective base salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has no reportable certain relationships or related transactions.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for Corinthian, the Russell 2000 Index and an index of peer companies selected by Corinthian during the period commencing on July 1, 2000 and ending on June 30, 2005 The comparison assumes $100 was invested on July 1, 2000 in the Common Stock, the Russell 2000 Index and the peer companies selected by Corinthian and assumes the reinvestment of all dividends, if any. The companies in the peer group, all of which are education companies, are weighted according to their market capitalization. Included in the peer group are: Apollo Group Inc., Career Education Corporation, DeVry, Inc., Education Management Corporation, ITT Educational Services, Inc. and Strayer Education, Inc. The performance graph takes into account the two-for-one stock splits of the Company’s common stock effected in the form of stock dividends in December 2000, May 2002 and March 2004.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 2, 2005 certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Executive Officers and (iv) all of the Company’s directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned
FMR Corp.(2) 82 Devonshire Street Boston, Massachusetts 02109	9,878,283	10.8%
Mellon Financial Corporation(3) One Mellon Center Pittsburgh, Pennsylvania 15258	5,956,939	6.5%
Artisan Partners Limited Partnership(4) 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	5,591,200	6.1%
Nominingue Asset Management, LLC(5) 712 Fifth Avenue New York, New York 10019	5,316,040	5.8%
Jack D. Massimino(6)(17)	52,000	*
David G. Moore(7)(17)	2,402,464	2.6%
Beth Wilson(8)(17)	331,606	*
Mary Barry(9)(17)	130,000	*
Mark Pelesh(10)(17)	57,028	*
William Buchanan(11)(17)	19,442	*
Paul R. St. Pierre(12)(17)	456,728	*
Loyal Wilson(13)(17)	62,000	*
Hank Adler(14)(17)	12,000	*
Linda Arey Skladany(15)(17)	52,000	*
Alice T. Kane(17)	-0-	*
Terry O. Hartshorn(17)	-0-	*
All directors and executive officers as a group (15 persons)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)	3,748,755	4.0%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 2, 2005. As of September 2, 2005, there were 91,275,235 outstanding shares of Common Stock.
(2)

Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the Commission on March 10, 2005. FMR Corp. (“FMR”) reported on this Schedule 13G that various persons (including Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Low Priced Stock Fund (“FLPSF”), which owns 8,177,693 shares of the Company’s common stock, and Fidelity Management & Research Company (“FMRC”), a wholly-owned subsidiary of FMR, which is the beneficial owner of 9,795,183 as a result of acting as investment advisor to various Fidelity investment companies (the “Funds”)), have sole dispositive power as to

9,795,183 of such shares. According to such Schedule 13G, none of such persons has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. FMRC carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees. In addition, FMR reported that Edward C. Johnson 3d and FMR, through Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, which is the beneficial owner of 83,100 shares as a result of acting as investment manager of various Fidelity institutional accounts, have sole dispositive power over and sole power to vote such 83,100 shares.

(3)	Ownership is based solely on a Schedule 13G filed with the Commission on February 10, 2005. Mellon Financial Corporation (“MFC”) reported on this Schedule 13G that certain other non-reporting entities, each of which is a direct or indirect subsidiary of MFC, also beneficially own such shares. According to such Schedule 13G, MFC has sole dispositive power only with respect to 4,776,914 of such shares, and has sole power to direct the voting of only 4,250,479 of such shares.
(4)	Ownership is based solely on a Schedule 13G filed with the Commission on January 26, 2005. Artisan Partners Limited Partnership (“APLP”) also reported that certain other persons, including Artisan Investment Corporation (“AIC”), the general partner of APLP, and Andrew A. and Carlene Murphy Ziegler, the principal stockholders of AIC, also beneficially own all of such shares, and none of such beneficial owners has sole dispositive power over, or the power to direct the voting of, any of such shares. ACC and ACIM indicate that they each have sole voting power and sole dispositive power over all of such shares. According to such Schedule 13G, all of such shares have been acquired on behalf of discretionary clients of APLP, and that persons other than APLP re entitled to receive all dividends from, and proceeds from the sale of, those shares.
(5)	Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the Commission on February 11, 2005. Nominingue Asset Management, LLC reported that it has the sole dispositive power over, and the sole power to direct the voting of, all of such shares.
(6)	Consists of 52,000 shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(7)	Includes 1,116,044 shares of Common Stock which may be acquired by Mr. Moore upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(8)	Includes 330,000 shares of Common Stock which may be acquired by Ms. Wilson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(9)	Consists of 130,000 shares of Common Stock which may be acquired by Ms. Barry upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(10)	Includes 54,609 shares of Common Stock which may be acquired by Mr. Pelesh upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(11)	Includes 18,438 shares of Common Stock which may be acquired by Mr. Buchanan upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(12)	Includes shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee and also includes 357,000 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(13)	Includes 4,000 shares owned by Sage Investments Limited Partnership. Mr. Wilson also holds 6,000 shares in his individual capacity in addition to 52,000 shares of Common Stock which may be acquired by Mr. Wilson upon the exercise of stock options currently exercisable or exercisable within 60 days of September 2, 2005. Mr. Wilson is the general partner of Sage Investments Limited Partnership.
(14)	Consists of shares of Common Stock which may be acquired by Mr. Adler upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005
(15)	Consists of shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(16)	In addition to the Directors and Named Executive Officers identified on the chart above, also includes beneficial ownership by three executive officers who are not Named Executive Officers of an aggregate of 160,009 shares, including 158,084 shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 2, 2005.
(17)	The address of each such person is c/o Corinthian Colleges, Inc., 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

At the Annual Meeting, stockholders will be asked to approve the following amendments to the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “2003 Plan”), which were adopted, subject to stockholder approval, by our Board of Directors effective as of September 30, 2005:

•	Increase in Aggregate Share Limit. The proposed amendments would increase the number of shares of Corinthian Common Stock available for award grants under the 2003 Plan by an additional 5,900,000 shares and provide that any shares subject to outstanding awards granted under the Corinthian Colleges, Inc. 2004 New-Hire Plan (the “New-Hire Plan”) that are cancelled after the Annual Meeting will be available for new award grants under the 2003 Plan.

•	Increase in ISO Share Limit. The proposed amendments would increase the number of shares of Corinthian Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under the 2003 Plan by an additional 5,900,000 shares.

•	Change in Share-Counting Provisions. The proposed amendments provide that shares of Corinthian Common Stock delivered in respect of certain “full-value awards” granted under the 2003 Plan will count against the aggregate share limit for the 2003 Plan as 1.5 shares for every share actually issued in connection with the award.

•	Reduction in Maximum Term of Awards. The proposed amendments limit the maximum term of any new stock option or other award granted under the 2003 Plan to seven years.

•	Extension of Performance-Based Award Feature. One element of the 2003 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2003 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2003 Plan proposal, the Performance-Based Award feature of the 2003 Plan will be extended through the first annual meeting of our stockholders that occurs in 2010 (this expiration time is earlier than the general expiration date of the 2003 Plan and is required under applicable tax rules). (See “Summary Description of the 2003 Performance Award Plan—Performance-Based Awards” below.)

As of September 30, 2005, a total of 337,361 shares of Corinthian Common Stock were then subject to outstanding restricted stock unit awards granted under the 2003 Plan, 4,646,705 shares of Corinthian Common Stock were then subject to outstanding stock options granted under the 2003 Plan, and an additional 1,356,097 shares of Corinthian Common Stock were then available for new award grants under the 2003 Plan. As of September 30, 2005, a total of 10,293,844 shares of Corinthian Common Stock were subject to all outstanding awards granted under our equity compensation plans (including the shares then subject to outstanding awards under the 2003 Plan), of which 349,861 shares were then subject to outstanding restricted stock unit awards and 9,943,983 shares were then subject to outstanding stock options. As of September 30, 2005, the weighted-average exercise price of these options was $15.01 per share and the weighted-average remaining contractual life of these options was approximately 7.5 years.

Currently, no new awards may be granted under any equity compensation plan maintained by us other than the 2003 Plan and the New-Hire Plan. Our ability to grant new awards under the New-Hire Plan will terminate if stockholders approve the 2003 Plan proposal. The termination of our grant authority under the New-Hire Plan will not, however, affect awards then outstanding under the plan.

Our Board of Directors approved the additional share authority requested under the 2003 Plan based, in part, on a belief that the number of shares currently available under the 2003 Plan does not give us sufficient flexibility to adequately provide for future incentives. We will continue to have the authority to grant awards under the 2003 Plan, within the existing 2003 Plan limits, if stockholders do not approve this 2003 Plan proposal.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of Corinthian, and that incentive compensation plans like the 2003 Plan are an important attraction, retention and motivation tool for participants in the plan.

Summary Description of the 2003 Performance Award Plan

The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, which appears as Appendix A to this Proxy Statement.

Purpose. The purpose of the 2003 Plan is to promote the success of Corinthian and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2003 Plan. Our Board of Directors has delegated general administrative authority for the 2003 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2003 Plan to another committee of directors and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2003 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the minimum vesting rules of the 2003 Plan described below, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2003 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•	to allow the purchase price of an award or shares of Corinthian Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. The Administrator may not cancel or amend an outstanding option or stock appreciation right for the purpose of replacing or re-granting the award with an exercise price or base price, as applicable, that is less than the fair market value of a share of Corinthian Common Stock on the date of grant of the original award. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

Eligibility. Persons eligible to receive awards under the 2003 Plan include officers or employees of Corinthian or any of our subsidiaries, directors of Corinthian, and certain consultants and advisors to Corinthian or any of our subsidiaries. Currently, approximately 8,100 officers and employees of Corinthian and our subsidiaries (including all of our named executive officers), and each of our six non-employee directors, are considered eligible under the 2003 Plan at the present time.

Authorized Shares; Limits on Awards. The maximum number of shares of Corinthian Common Stock that may be issued or transferred pursuant to awards under the 2003 Plan equals the sum of: (1) 5,400,000 shares, plus (2) the number of any shares subject to stock options granted under our 1998 Performance Award Plan (the “1998 Plan”) which expire, or for any reason are cancelled or terminated, after the effective date of the 2003 Plan without being exercised. As of September 30, 2005, approximately 5,198,778 shares were subject to awards then outstanding under the 1998 Plan.

If stockholders approve this 2003 Plan proposal, the number of shares available for award grant purposes under the 2003 Plan will be increased by an additional 5,900,000 shares. In addition, any shares subject to outstanding awards granted under the New-Hire Plan that are cancelled after the Annual Meeting will become available for new award grant purposes under the 2003 Plan. As of September 30, 2005, approximately 111,000 shares were subject to awards then outstanding under the New-Hire Plan.

In addition, if stockholders approve this 2003 Plan proposal, shares issued in respect of any “full-value award” granted under the 2003 Plan will be counted against the share limit described in the preceding paragraph as 1.5 shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of Corinthian Common Stock were granted under the 2003 Plan, 150 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a “full-value award” generally means any award granted under the plan other than: (1) an option or stock appreciation right with a per share exercise or base price, as applicable, at least equal to the fair market value of a share of Corinthian Common Stock at the time of grant of the award, (2) an award granted in respect of compensation earned but deferred, or (3) an award granted to a member of our Board of Directors as a component of his or her annual retainer.

The following other limits are also contained in the 2003 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 5,400,000 shares. This limit will be increased by an additional 5,900,000 shares if stockholders approve the 2003 Plan proposal.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•	The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 1,000,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors is 800,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	“Performance-Based Awards” under Section 5.2 of the 2003 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $2,000,000.

Each of the foregoing share limits is presented after giving effect to the Company’s 2-for-1 stock splits effected in the form of stock dividends in December 2000, May 2002 and March 2004.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2003 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2003 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any reason are not paid or delivered under the 2003 Plan will again be available for subsequent awards under the 2003 Plan. In addition, the 2003 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Corinthian through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2003 Plan.

Types of Awards. The 2003 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Corinthian Common Stock or units of Corinthian Common Stock, as well as cash bonus awards pursuant to Section 5.2 of the 2003 Plan. The 2003 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of Corinthian Common Stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of Corinthian Common Stock on the date of grant. The maximum term of an option is ten years from the date of grant. If stockholders approve this 2003 Plan proposal, the maximum term of an option granted after the Annual Meeting will be seven years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Treatment of Awards Under the 2003 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2003 Plan. Incentive stock options may only be granted to employees of Corinthian or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Corinthian Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Corinthian Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant. If stockholders approve this 2003 Plan proposal, the maximum term of a stock appreciation right granted after the Annual Meeting will be seven years from the date of grant.

The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of Corinthian Common Stock on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or stock appreciation right will be counted against the plan’s limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2003 Plan in respect of awards other than options and stock appreciation rights).

The other types of awards that may be granted under the 2003 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2003 Plan as described below.

The 2003 Plan generally imposes a minimum one-year vesting requirement on any full-value awards that are subject to a performance-based vesting condition and generally requires that any other full-value awards not vest more rapidly than in monthly installments over a three-year period, although the Administrator may provide for accelerated vesting of awards under certain specified circumstances such as a change in control of Corinthian or a termination of the award holder’s employment. In addition, Corinthian may grant full-value awards under the 2003 Plan that do not meet these vesting requirements, provided that the number of shares covered by these awards does not exceed five percent of the total number of shares available for award grant purposes under the plan.

Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2003 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Corinthian on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2003 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of Corinthian, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Corinthian (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Corinthian or any of our subsidiaries, a sale or other disposition of all or substantially all of Corinthian’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if Corinthian is dissolved or liquidated, then awards then-outstanding under the 2003 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2003 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 1.8 of the 2003 Plan, awards under the 2003 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2003 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the New-Hire Plan if stockholders approve the 2003 Plan, the 2003 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

Termination of or Changes to the 2003 Plan. The Board of Directors may amend or terminate the 2003 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. Stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2003 Plan or to increase any other share limit set forth in the plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2003 Plan will terminate on September 21, 2013. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2003 Plan

The U.S. federal income tax consequences of the 2003 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2003 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2003 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2003 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2003 Plan

Corinthian has not approved any awards that are conditioned upon stockholder approval of this 2003 Plan proposal. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2003 Plan cannot be determined at this time. If the amendments reflected in this 2003 Plan proposal had been in effect in fiscal 2005, we expect that our award grants for fiscal 2005 would not have been substantially different from those actually made in that year under the 2003 Plan.

For information regarding stock-based awards granted to our named executive officers during fiscal 2005, see the material under the heading “Executive Compensation and Other Information” above. For information regarding past award grants under the 2003 Plan, see the “Aggregate Past Grants under the 2003 Plan” table below.

The closing market price for a share of Corinthian Common Stock as of September 30, 2005 was $13.27 per share.

AGGREGATE PAST GRANTS UNDER THE 2003 PLAN

As of September 30, 2005, awards covering 5,551,601 shares of Corinthian Common Stock had been granted under the 2003 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS			RESTRICTED STOCK
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of September 30, 2005 Exercisable/ Unexercisable	Number of Shares Subject to Past Grants	Number of Shares Vested as of September 30, 2005	Number of Shares Outstanding and Unvested as of September 30, 2005
Named Executive Officers:

David G. Moore Chairman of the Board	290,000	-0-	130,000/160,000	20,000	2,500	17,500

Jack D. Massimino President and Chief Executive Officer	432,000	-0-	12,000/420,000	60,000	-0-	60,000

Beth Wilson Executive Vice President, Operations	272,500	-0-	167,500/105,000	17,500	2,500	15,000

Mary Barry Executive Vice President, Academic Affairs	272,500	-0-	167,500/105,000	17,500	2,500	15,000

Mark Pelesh Executive Vice President, Legislative & Regulatory Affairs	150,938	-0-	24,609/126,329	21,562	3,515	18,047

William Buchanan Executive Vice President, Marketing	126,850	-0-	40,937/85,313	13,750	1,562	12,188

Total for Executive Officer Group (nine people, including the Named Executive Officers):	1,736,622	-0-	594,378/1,141,648	172,146	14,359	157,737

Non-Executive Director Group:	121,000	-0-	48,000/73,000	-0-	-0-	-0-

Each other person who has received 5% or more of the options, warrants or rights under the 2003 Plan	-0-	-0-	-0-	-0-	-0-	-0-

All other employees, including all current officers who are not executive officers or directors, as a group	3,310,710	5,911	1,534,514/1,255,165	211,123	25,566	179,624

Total	5,168,332	5,911	2,176,892/2,469,813	383,269	39,925	337,361

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain four equity compensation plans: the 1998 Plan, the 2003 Plan, the New-Hire Plan and the Corinthian Colleges, Inc. Employee Stock Purchase Plan. The 1998 Plan, the 2003 Plan and the Employee Stock Purchase Plan have each been approved by our stockholders.

The New-Hire Plan has not been approved by our stockholders. The New-Hire Plan has provided us with flexibility to grant stock options, stock appreciation rights, restricted stock, stock unit, performance share, dividend equivalent and other stock-based awards, and is administered by the Compensation Committee of our Board of Directors. Awards may be granted under the New-Hire Plan only as an inducement material to the award recipient’s entering into employment with Corinthian and only if the recipient was not previously an employee or director of Corinthian (or following a bona fide period of non-employment). The Compensation Committee determines the type(s) of awards to be granted under the New-Hire Plan, the purchase price for any awards or the shares of common stock subject to an award, the vesting schedule (if any) applicable to each award, the term of each award, and the other terms and conditions of each award, in each case subject to the express limitations of the New-Hire Plan. If stockholders approve Proposal 2 to amend and restate the 2003 Plan, the Company’s ability to grant new awards under the New-Hire Plan will be terminated.

The following table sets forth, for each of our equity compensation plans, the number of shares of Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of June 30, 2005.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	8,926,863	(1)	$14.89	(3)	4,550,772	(1)(4)
Equity compensation plans not approved by stockholders	111,000	(2)	$16.00		154,000	(5)
Total	9,037,063		$14.90		4,704,772

(1)	The information is presented before giving effect to the purchase of 52,620 shares under the Employee Stock Purchase Plan for the offering period under the plan that ended June 30, 2005. Also includes 189,986 shares to be issued upon the vesting of restricted stock units for which no exercise price will be paid.
(2)	Includes 12,500 shares to be issued upon the vesting of restricted stock units for which no exercise price will be paid.
(3)	For purposes of calculating weighted average exercise price, restricted stock units are assumed to have an exercise price of $0.
(4)	Of these shares, 1,768,357 were available under the Employee Stock Purchase Plan and 2,782,415 were available under the 2003 Plan. Our authority to grant new awards under the 1998 Plan has terminated. All of the shares available under the 2003 Plan may be used for any form of award authorized under the 2003 Plan including options, stock appreciation rights, restricted stock, stock bonuses, and performance shares. This table does not reflect the 5,900,000 additional shares that will be available under the 2003 Plan if stockholders approve the 2003 Plan proposal.
(5)	All of the shares available under the New-Hire Plan may be used for any form of award authorized under the New-Hire Plan including options, stock appreciation rights, restricted stock, stock bonuses, and performance shares.

Vote Required for Approval of the 2003 Plan Amendments

The Board of Directors believes that the proposed amendments to the 2003 Plan will promote the interests of Corinthian and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of our Board of Directors are eligible for awards under the 2003 Plan and thus have a personal interest in the approval of the 2003 Plan proposal.

Approval of the 2003 Plan proposal requires the affirmative vote of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting. Broker non-votes and abstentions on this proposal have the effect described on page 2.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2003 PERFORMANCE AWARD PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed Ernst & Young LLP, independent certified public accountants, as auditors of Corinthian’s financial statements for the fiscal year ended June 30, 2006. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF CORINTHIAN’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2006.

MISCELLANEOUS AND OTHER MATTERS; SOLICITATION

The cost of this proxy solicitation will be borne by Corinthian. Corinthian may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at Corinthian’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by Corinthian for their reasonable out-of-pocket expenses of solicitation. Corinthian expects to hire Georgeson Shareholder Communications, Inc. (“Georgeson”) to solicit proxies. Corinthian expects to pay Georgeson a fee of approximately $8,000 for this service, plus expenses.

PROPOSALS OF STOCKHOLDERS

Stockholder proposals intended to be considered at Corinthian’s 2006 Annual Meeting of Stockholders must be received by the Secretary of Corinthian at its principal executive offices no later than June 15, 2006 in order to be considered for inclusion in Corinthian’s Proxy Statement and form of proxy relating to that meeting. If a stockholder notifies Corinthian of such stockholder’s intent to present a proposal for consideration at Corinthian’s 2006 Annual Meeting of Stockholders after August 31, 2006, Corinthian, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

ADDITIONAL INFORMATION

Included herewith and incorporated herein by this reference is a copy of Corinthian’s Annual Report for its fiscal year ended June 30, 2005, as filed with the Commission. Corinthian files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

By order of the Board of Directors

David G. Moore Chairman of the Board

Santa Ana, California

October 14, 2005

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

This Corinthian Colleges, Inc. 2003 Performance Award Plan (this “Plan”), as amended and restated herein, is effective upon and subject to stockholder approval of this amended and restated version of this Plan at the Corporation’s 2005 annual meeting of stockholders. Subject to such stockholder approval, the amendments set forth in Sections 1.4.3, 1.4.4(f), 1.4.5, 1.7.4, 1.8.2, 2.2.1, 3.3.1 and 7 hereof shall be effective with respect to Awards granted under this Plan on and after the date of the 2005 annual meeting (the “2005 Meeting Date”). For Awards granted prior to the 2005 Annual Meeting, refer to the version of this Plan as in effect at the time the Award was granted.

1.	The Plan.

1.1	Purpose. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 7.

1.2	Administration and Authorization; Power and Procedure.

1.2.1	The Administrator. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors of the Corporation or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors of the Corporation may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Company who will receive grants of rights or options to purchase shares of Common Stock, and (b) to determine the number of rights or options to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, this Plan shall be administered by a committee consisting solely of two or more “outside directors” of the Corporation (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more “non-employee directors” of the Corporation (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors of the Corporation (within the meaning of the applicable listing agency).

1.2.2	Plan Awards; Interpretation; Powers of Administrator. Subject to the express provisions of this Plan and any express limitations on the delegated authority of an Administrator, the Administrator will have the authority to:

(a)	determine eligibility and, from the group of Eligible Persons, select the particular Eligible Persons who will receive Awards under this Plan;

(b)	grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6 and any stockholder approval required under Section 6.6.5;

(f)	accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6 in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)	determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an award);

(h)	determine whether, and the extent to which, adjustments are required pursuant to Section 6.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 6.3;

(i)	acquire or settle (subject to Sections 6.3 and 6.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(j)	determine Fair Market Value for Plan purposes and make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

1.2.3

Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

1.2.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

1.2.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3	Participation. Discretionary Awards may be granted by the Administrator only to those persons that the Administrator determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator so determines.

1.4	Shares Available for Awards; Share Limits.

1.4.1	Shares Available. Subject to the provisions of Section 6.3, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

1.4.2	Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (a) 11,300,000 shares, plus (b) the number of any shares subject to stock options granted under the Corporation’s 1998 Performance Award Plan (the “1998 Plan”) which expire, or for any reason are cancelled or terminated, after the Effective Date (as defined in Section 6.8) without being exercised, plus (c) the number of any shares subject to stock options granted under the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the “2004 Plan”) which expire, or for any reason are cancelled or terminated, after the 2005 Meeting Date without being exercised, plus (d) the number of any shares subject to restricted stock or restricted stock unit awards granted under the 2004 Plan which are outstanding and unvested as of the 2005 Meeting Date and which are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested; provided that in no event shall the Share Limit exceed 20,651,080 shares (which is the sum of the 11,300,000 shares set forth above, plus the maximum number of shares subject to options previously granted and outstanding under the 1998 Plan as of the Effective Date, plus the maximum number of shares subject to options previously granted and outstanding under the 2004 Plan as of September 30, 2005, plus the maximum number of shares subject to restricted stock and restricted stock unit awards previously granted and outstanding under the 2004 Plan that had not vested as of September 30, 2005).[1]

1.4.3	Full-Value Awards. Shares issued in respect of any Full-Value Award granted under this Plan shall be counted against the Share Limit as 1.5 shares for every share actually issued in connection with the Award.

[1]	As of the date this amended and restated version of this Plan was approved by the Board, the aggregate share limit was 5,400,000 shares (as adjusted to reflect the Company’s March 2004 2-for-1 stock split), subject to adjustment as contemplated by clause (b) of the first sentence of Section 1.4.2. Stockholders are being asked to approve an amendment to this Plan that would increase the aggregate share limit by an additional 5,900,000 shares so that the new aggregate share limit for the Plan would be 11,300,000 shares, subject to adjustment as contemplated by clauses (b) through (d) of the first sentence of Section 1.4.2. The authority to grant new awards under the 2004 Plan will terminate if stockholders approve the proposed share increase.

1.4.4	Other Share Limits. The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 11,300,000 shares.

(b)	The maximum number of shares of Common Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any individual under this Plan is 500,000 shares.

(c)	The maximum number of shares of Common Stock subject to all Awards that are granted during any calendar year to any individual under this Plan is 500,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

(d)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Non-Employee Directors in the aggregate is 400,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

(e)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.

(f)	In no event will greater than five percent (5%) of the total shares of Common Stock available for Award grant purposes under this Plan be used for purposes of granting Special Full-Value Awards on and after November 17, 2005.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 1.4.5, Section 6.4, and Section 6.15.

1.4.5	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent, only the actual number of shares delivered with respect to the Award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of an Option or Stock Appreciation Right, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 1.4, as opposed to only counting the shares actually issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 1.4 with respect to such exercise.) Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Refer to Section 6.15 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

1.4.6	Reservation of Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash).

1.5	Grant of Awards. Subject to the express provisions of this Plan, the Administrator will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and “business criteria” as such term is used in Section 5.2 that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement signed by the Corporation and, if required by the Administrator, by the Participant.

1.6	Award Period. Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 7 years after the date of grant; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Administrator in writing.

1.7	Limitations on Exercise and Vesting of Awards.

1.7.1	Provisions for Exercise. Subject to Section 1.7.4, an Award will be exercisable or will vest at the time or times provided by the Administrator in the applicable Award Agreement, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

1.7.2	Procedure. Any exercisable Award will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant together with any required payment made in accordance with Section 1.9.

1.7.3	Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.7.4	Minimum Vesting Requirements. Except for any accelerated vesting required or permitted pursuant to Section 6.3 and except as otherwise provided in the following provisions of this Section 1.7.4, and subject to such additional vesting requirements or conditions as the Administrator may establish with respect to the Award, each Award granted under this Plan that is a Full-Value Award and payable in shares of Common Stock shall be subject to the following minimum vesting requirements: (a) if the Award includes a performance-based vesting condition, the Award shall not vest earlier than the first anniversary of the date of grant of the Award and vesting shall occur only if the Award holder is employed by, a director of, or otherwise providing services to the Company on such vesting date; and (b) if the Award does not include a performance-based vesting condition, the Award shall not vest more rapidly than in monthly installments over the three-year period immediately following the date of grant of the Award and vesting of any vesting installment of the Award shall occur only if the Award holder is employed by, a director of, or otherwise providing services to the Company on the date such installment is scheduled to vest; provided that the Administrator may accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Full-Value Award in connection with a change in control of the Award holder’s employer (or a parent thereof), the termination of the Award holder’s employment due to the Award holder’s death, disability or retirement, or a termination of the Award holder’s employment by his or her employer without cause or in circumstances in which the Award holder has good reason to terminate employment. The Administrator may, however, accelerate or provide in the applicable Award Agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule contemplated by the preceding sentence, in such circumstances as the Administrator may deem appropriate; provided, however, that any such Full-Value Award that does not satisfy the minimum vesting requirements of the preceding sentence (or, as to any accelerated vesting, provides for accelerated vesting other than in the circumstances contemplated by the preceding sentence) shall count against the applicable share limits of Section 4.2 as a Special Full-Value Award (as opposed to counting against such limits only as a Full-Value Award).

1.8	No Transferability; Limited Exception to Transfer Restrictions.

1.8.1

Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards will be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

1.8.2	Exceptions. The Administrator may permit Awards to be transferred to certain persons or entities related to the Participant, including but not limited to members of the Participant’s immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the Participant and/or members of the Participant’s immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Any such transfer shall be permitted only if the Administrator receives evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation’s ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 1.8.3, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

1.8.3	Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.8.1 will not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

1.9	Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such Award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event, however, shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 6.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any Award or shares by any method other than cash payment to the Corporation.

2.	Options.

2.1	Grants. One or more Options may be granted under this Section 2 to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Administrator, as either an Incentive Stock Option, subject to Section 2.3, or a Nonqualified Stock Option.

2.2	Option Price.

2.2.1	Pricing Limits. The purchase price per share of the Common Stock covered by each Option will be determined by the Administrator at the time of the Award; provided that the purchase price per share of the Common Stock covered by each Option will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Option except as follows: (a) in the case of an Option granted retroactively in tandem with or as a substitution for another Award, the per share exercise price may be no lower than the Fair Market Value of a share of Common Stock on the date such other Award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of Options intended as Incentive Stock Options); and (b) in any other circumstances, a Nonqualified Stock Option may be granted with a per share exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such Option shall be charged against the Share Limit as a Full-Value Award and against the other applicable share limits of Section 1.4 as a Special Full-Value Award. In no case shall the purchase price per share of the Common Stock covered by an Option be less than the par value of such a share.

2.2.2	Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Section 2 will be paid in full at the time of each purchase in one or a combination of the methods set forth in Section 1.9, as permitted or required by the Administrator.

2.3	Limitations on Grant and Terms of Incentive Stock Options.

2.3.1	$100,000 Limit. To the extent that the aggregate “Fair Market Value” of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the “Fair Market Value” of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

2.3.2	Option Period. Subject to Section 1.6, each Option and all rights thereunder will expire no later than 7 years after the Award Date.

2.3.3	Other Code Limits. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.3.4	Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

3.	Stock Appreciation Rights (Including Limited Stock Appreciation Rights).

3.1	Grants. The Administrator may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2	Exercise of Stock Appreciation Rights.

3.2.1	Exercisability. Unless the Award Agreement or the Administrator otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

3.2.2	Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

3.2.3	Proportionate Reduction. If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3	Payment.

3.3.1	Amount. Unless the Administrator otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying:

(a)	the difference (which shall not be less than zero) obtained by subtracting the Base Price of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(b)	the number of shares with respect to which the Stock Appreciation Right has been exercised.

The “Base Price” of a Stock Appreciation Right will be determined by the Administrator at the time of the Award; provided that the Base Price per Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award except as follows: (a) in the case of a Stock Appreciation Right granted retroactively in tandem with or as a substitution for another Award, the Base Price may be no lower than the Fair Market Value of a share of Common Stock on the date such other Award was granted; and (b) in any other circumstances, a Stock Appreciation Right may be granted with a Base Price that is less than the Fair Market Value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such Award shall be charged against the Share Limit as a Full-Value Award and against the other applicable share limits of Section 1.4 as a Special Full-Value Award.

3.3.2	Form of Payment. The Administrator, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Administrator will have determined that such exercise and payment are consistent with applicable law. If the Administrator permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Administrator may impose.

3.4	Limited Stock Appreciation Rights. The Administrator may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event (“Limited SARs”) and such Limited SARs may relate to or operate in tandem or combination with, or substitution for, Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.	Restricted Stock and Stock Unit Awards.

4.1	Grants. Subject to any applicable limitations under Delaware law and to such rules and procedures as the Administrator may establish from time to time:

4.1.1	Restricted Stock. The Administrator may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the Award Date, except to the extent the Administrator may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“Restricted Shares”) will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Administrator until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurances and documents as the Administrator may require to enforce the restrictions.

4.1.2	Stock Units. The Administrator may authorize and grant to any Eligible Person a Stock Unit Award, or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Agreement or and any relevant Company deferred compensation plan.

4.2	Restrictions.

4.2.1	Pre-Vesting Restraints. Except as provided in Sections 4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

4.2.2	Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

4.2.3	Cash Payments. If the Participant has paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3	Return to the Corporation. Unless the Administrator otherwise expressly provides, Restricted Shares or Stock Units that remain subject to vesting conditions at the time of termination of employment will not vest and will be returned to the Corporation or cancelled, as the case may be, in such manner and on such terms as the Administrator provides.

5.	Performance Share Awards and Stock Bonuses.

5.1	Grants of Performance Share Awards. The Administrator may grant Performance Share Awards to Eligible Employees based upon such factors as the Administrator deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a “performance cycle”) as may be established by the Administrator of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Administrator. The Administrator may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Administrator (consistent with Section 6.10.3(b), if applicable) may determine.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of Section 5.1 or any other type of award otherwise authorized under this Plan, any type of award authorized under this Plan may be, and Options and Stock Appreciation Rights granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). A Performance-Based Award may also be granted as a cash award that is not related to shares of Common Stock. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.2 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1	Eligible Class. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Company. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.3 must be constituted as provided in Section 1.2.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2	Form of Payment; Maximum Performance-Based Award. Awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one Participant in any one calendar year shall be subject to the limit set forth in Section 1.4.4(b). The maximum number of shares of Common Stock which may be delivered pursuant to all Performance-Based Awards, Qualifying Options and Qualifying SARs (other than cash awards covered by the following sentence) that are granted to any one Participant in any one calendar year, in the aggregate, shall be subject to the limit set forth in Section 1.4.4(c). In addition, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that Participant in any one calendar year shall not exceed $2,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.3	Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock appreciation, total stockholder return, revenue, revenue growth, operating income (before or after taxes), growth in operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), earnings growth (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Company’s financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.4	Administrator Certification. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5	Administrator Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2 including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Administrator expressly preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6	Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3	Grants of Stock Bonuses. The Administrator may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded will be determined by the Administrator. The Award may be granted independently or in lieu of a cash bonus.

5.4	Deferred Payments. The Administrator may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon (such as the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares), at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Administrator may impose, subject to any then vested rights of Participants.

5.5	Cash Bonus Awards.

5.5.1	Performance Goals. The Administrator may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary division basis with reference to any one or combination of the business criteria (as such term is used in Section 5.2). In addition, the award may depend upon the Eligible Person’s individual performance.

5.5.2	Payment in Restricted Stock. In lieu of cash payment of an Award, the Administrator may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Stock, an Option or other Award.

6.	Other Provisions.

6.1	Rights of Eligible Persons, Participants and Beneficiaries.

6.1.1	Employment Status. Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

6.1.2	No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person’s compensation or other benefits or to terminate the employment or other service of such person, with or without cause. Nothing in this Section 6.1.2, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

6.1.3

Plan Not Funded. Awards payable under this Plan will be payable in shares or from the general assets of the Corporation, and (except for any reservation of shares by the Corporation pursuant to Section as provided in Section 1.4.6) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.1.4	Charter Documents. The Articles of Incorporation and By-Laws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by reference.

6.2	Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions.

6.2.1	Options—Resignation or Dismissal. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant’s employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the “Severance Date”) other than due to the Participant’s Retirement, Total Disability or death, or a termination by the Corporation or a Subsidiary “for cause” (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant’s employment and such agreement is in effect at the time of grant of the Award), the Participant will have until the date which is three months after the Participant’s Severance Date to exercise an Option to the extent that it is vested on the Severance Date. In the case of a termination by the Corporation or a Subsidiary “for cause” (as determined in the sole discretion of the Administrator, unless a written employment agreement by and between the Participant and the Corporation or a Subsidiary defines such term for purposes of the Participant’s employment and such agreement is in effect at the time of grant of the Award), the Option will terminate on the Participant’s Severance Date (whether or not vested and/or exercisable). In all cases, the Option, to the extent not vested on the Participant’s Severance Date, will terminate on that date.

6.2.2	Options—Death or Disability. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant’s employment by (or specified service to) the Company terminates as a result of the Participant’s Total Disability or death, or the Participant suffers a Total Disability or dies within 30 days after a termination described in Section 6.2.1, the Participant, the Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have until the date which is twelve months after the Participant’s Severance Date to exercise an Option to the extent that it is vested on the Participant’s Severance Date. The Option, to the extent not vested on the Participant’s Severance Date, will terminate on that date.

6.2.3	Options—Retirement. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant’s employment by (or specified service to) the Company terminates as a result of the Participant’s Retirement, the Participant, the Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have until the date which is twelve months after the Participant’s Severance Date to exercise an Option to the extent that it is vested on the Participant’s Severance Date. The Option, to the extent not vested on the Participant’s Severance Date, will terminate on that date.

6.2.4	Certain SARs. Any SAR granted concurrently or in tandem with an Option will have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Administrator otherwise provides.

6.2.5	Other Awards. The Administrator will establish in respect of each other Award granted hereunder the Participant’s rights and benefits (if any) if the Participant’s employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

6.2.6	Administrator Discretion. Notwithstanding the foregoing provisions of this Section 6.2, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Administrator may increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6 and 6.3, extend the exercisability period upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement. If the Participant is not an employee or director of the Company and provides other services to the Company, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award otherwise provides) of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

6.2.7	Events Not Deemed Terminations of Service. Unless Company policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

6.2.8	Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary’s change in status.

6.3	Adjustments; Acceleration.

6.3.1	Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Administrator will, in such manner and to such extent (if any) as it deems appropriate and equitable

(a)	proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or

(b)

in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, Stock Appreciation Rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any award of an Incentive Stock Option, the Administrator may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

6.3.2	Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 6.3 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then outstanding Option and Stock Appreciation Right shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any Award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

6.3.3	Possible Acceleration of Awards. Without limiting Section 6.3.2, in the event of a Change in Control Event, the Administrator may, in its discretion, provide that any outstanding Option or Stock Appreciation Right shall become fully vested, that any share of Restricted Stock then outstanding shall fully vest free of restrictions, and that any other Award granted under this Plan that is then outstanding shall be payable to the holder of such Award. The Administrator may take such action with respect to all Awards then outstanding or only with respect to certain specific Awards identified by the Administrator in the circumstances.

6.3.4	Early Termination of Awards. Any Award that has been accelerated as required or contemplated by Section 6.3.2 or 6.3.3 (or would have been so accelerated but for Section 6.3.5, 6.3.7, or 6.3.8) shall terminate upon the related event referred to in Section 6.3.2 or 6.3.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options and Stock Appreciation Rights that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

6.3.5

Other Acceleration Rules. Any acceleration of awards pursuant to this Section 6.3 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the

Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 6.3.2, 6.3.3, 6.3.4 and/or 6.3.7 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a Nonqualified Stock Option under the Code.

6.3.6	Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

6.3.7	Golden Parachute Limitations. Notwithstanding anything else contained in this Section 6.3 to the contrary, in no event shall an Award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company, or is a participant in a severance program sponsored by the Company, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Awards held by the Participant (for example, and without limitation, a Participant may be a party to an employment agreement with the Company that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any Awards held by the Participant).

6.3.8	Section 162(m) Limitations. To the extent limited by Section 162(m) of the Code in the case of an Award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the Award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance target or the exercise of the Option or Stock Appreciation Right, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the Award.

6.4	Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

6.5	Tax Withholding. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to:

(a)	require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 6.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

6.6	Plan Amendment, Termination and Suspension.

6.6.1	Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Administrator will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

6.6.2	Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval. Without limiting the generality of the foregoing sentence, any amendment to this Plan that increases any of the share limits set forth in Section 1.4 shall be subject to stockholder approval.

6.6.3	Amendments to Awards. Without limiting any other express authority of the Administrator under but subject to the express limits of this Plan and further subject to Section 6.6.5, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant’s rights and benefits under an Award.

6.6.4	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 6.3 will not be deemed to constitute changes or amendments for purposes of this Section 6.6 and shall not require stockholder approval or the consent of the Award holder.

6.6.5

Stockholder Approval Required for a Repricing. Subject to Section 6.6.4, the Administrator may adjust the number of shares of Common Stock subject to any Award and/or adjust the price of any or all outstanding Awards in such circumstances as the Administrator may deem appropriate; provided that in no case (except due to an adjustment contemplated by Section 6.3 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any Option or Stock Appreciation Right to a price that is less than the Fair Market Value of a share of Common Stock on the date of the grant of the initial award.

6.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8	Effective Date of the Plan. This Plan is effective upon its approval by the Board (the “Effective Date”), subject to approval by the stockholders of the Corporation within twelve months after the date of such Board approval.

6.9	Term of the Plan. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date (the “Termination Date”) and no Awards may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Administrator with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

6.10	Governing Law/Construction/Severability.

6.10.1	Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware.

6.10.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

6.10.3	Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant or other person for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.2 to persons described in Section 5.2.1 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2.1, that are approved by a committee composed solely of two or more outside directors of the Corporation (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the Award.

6.11	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12	Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

6.13	No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

6.14	Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

6.15	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons under this Plan in substitution for or in connection with an assumption of stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan

7.	Definitions.

“Award” means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Stock Unit, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a “derivative security” under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any writing setting forth the terms of an Award that has been authorized by the Administrator.

“Award Date” means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the Award.

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of Directors of the Corporation.

“Change in Control Event” means any of the following:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Corporation subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least three-fourths of the directors of the Corporation then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.3 of this Plan.

“Company” means, collectively, the Corporation and its Subsidiaries.

“Corporation” means Corinthian Colleges, Inc., a Delaware corporation, and its successors.

“Eligible Employee” means an officer (whether or not a director) or employee of the Company.

“Eligible Person” means an Eligible Employee, or any Other Eligible Person, as determined by the Administrator.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Administrator at such time for purposes of this Plan. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last closing price of a share of Common Stock as reported on the composite tape for securities listed on a national securities exchange or as furnished by the NASD and available on the date in question or the average of the high and low prices of a share of Common Stock as reported on the composite tape for securities listed on a national securities exchange or as furnished by the NASD for the date in question or the most recent trading day. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“Full-Value Award” means any Award granted under this Plan except (1) an Option or a Stock Appreciation Right with an exercise or base price, as applicable, which is at least equal to the Fair Market Value of a share of

Common Stock at the time the Award is granted, (2) an Award granted in respect of compensation earned but deferred, or (3) an Award granted to a member of the Board of Directors as a component of his or her annual retainer.

“Incentive Stock Option” means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

“Nonqualified Stock Option” means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

“Non-Employee Director” means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

“Option” means an option to purchase Common Stock granted under this Plan. The Administrator will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

“Other Eligible Person” means any individual consultant or advisor or agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company or any Non-Employee Director, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Administrator. A person who is neither an employee, officer, nor director who provides bona fide services to the Company may be selected as an Other Eligible Person only if such person’s participation in this Plan would not adversely affect (a) the Corporation’s eligibility to use Form S-8 to register under the Securities Act, the offering of shares issuable under this Plan by the Company, or (b) the Corporation’s compliance with any other applicable laws.

“Participant” means an Eligible Person who has been granted an Award under this Plan.

“Performance Share Award” means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Administrator.

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“Plan” means this Corinthian Colleges, Inc. 2003 Performance Award Plan, as it may hereafter be amended from time to time.

“QDRO” means a qualified domestic relations order.

“Restricted Shares” or “Restricted Stock” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

“Retirement” means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining (a) age 55 with ten or more years of employment with the Company, or (b) age 65.

“Rule 16b-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

“Section 16 Person” means a person subject to Section 16(a) of the Exchange Act.

“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Special Full-Value Award” means an Award referred to in Sections 1.7.4, 2.2.1 and 3.3.1 and subject to the limitation set forth in Section 1.4.4(f).

“Stock Appreciation Right” or “SAR” means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

“Stock Bonus” means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Administrator may deem advisable to assure compliance with law.

“Stock Unit” means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator.

“Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

[FRONT OF PROXY CARD]

CORINTHIAN COLLEGES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 17, 2005

The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report for the fiscal year ended June 30, 2005; and, revoking any proxy previously given, hereby constitutes and appoints Beth Wilson and Kenneth S. Ord and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Club Hotel, California Ballroom, 7 Hutton Centre Drive, Santa Ana, California 92707 on November 17, 2005 at 10:00 a.m. California time, and at any adjournment thereof, on all matters coming before said meeting.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1.	Nominees for a three-year term as a Class I director of the Company’s Board of Directors:

Alice T. Kane
☐	For this nominee
☐	Withhold authority to vote for this nominee

Terry O. Hartshorn
☐	For this nominee
☐	Withhold authority to vote for this nominee

2.	Approval of the amendment and restatement of the Company’s 2003 Performance Award Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

(continued and to be signed on other side)

[BACK OF PROXY CARD]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated , 2005
Signature of Stockholder

Dated , 2005
Signature of Stockholder

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.